Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE VYNE THERAPEUTICS INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO VYNE THERAPEUTICS INC. IF PUBLICLY DISCLOSED.

15 August 2025

Tay Therapeutics Limited
Dundee University Incubator
3 James Lindsay Place
Dundee
DD1 5JJ
United Kingdom
Attn: Andrew Woodland, CEO
Cc: Tim Sparey

WITHOUT PREJUDICE / FOR SETTLEMENT PURPOSES ONLY

Re: Phase 2 Milestone for VYN202

I am responding to your letter dated July 11, 2025, requesting a milestone payment on the Initiation of a Phase 2 Clinical Trial of a Product for VYN202 (the “VYN202 Phase 2 Milestone”) under Section 8.2.1 of the License Agreement entered into between VYNE and Tay dated April 28, 2023 (the “Oral License Agreement”). All terms used but not herein defined have the meaning given to them in the Oral License Agreement.
As previously mentioned on our call with you on July 15, 2025, in our view the Phase 2 Milestone under the Oral License Agreement has not yet been triggered. [***]
Notwithstanding the foregoing and recognizing that Tay does not agree with VYNE’s position in respect of the VYN202 Phase 2 Milestone, in the interest of an expeditious resolution of this dispute and our continued good faith, we propose the following agreement with respect to the Oral License Agreement, consistent with Section 14.4 therein (the “Amendment”):
1.    VYNE shall pay Tay a non-refundable, non-creditable milestone payment of One Million Dollars ($1,000,000) within five (5) Business Days after the execution of the Amendment.
2.    Upon Initiation, after the date of the Amendment, of a Phase 2 Clinical Trial of the first Product comprising VYN202 for oral administration by or on behalf of VYNE or its Affiliates or Sublicensees (i.e., Milestone #3 in Section 8.2.1 of the Oral License Agreement with respect to VYN202 for oral administration), VYNE shall pay Tay the non-refundable, non-creditable milestone payment of Four Million Dollars ($4,000,000), provided, that the Parties agree that a human clinical trial involving VYN202 for oral administration that has an efficacy endpoint that is either a primary or secondary endpoint in the clinical protocol, regardless of the trial’s phase designation or regulatory classification (as between a Phase 1 trial and a Phase 2 trial), is deemed a Phase 2 Clinical Trial solely for purposes of the first achievement of Milestone #3 in Section 8.2.1. For clarity, the term “efficacy endpoint” includes any clinical measure intended to assess the therapeutic effect of the Product in a target patient population.
3.Tay agrees that execution by the parties of the Amendment and payment by VYNE of One Million Dollars ($1,000,000) as set forth in paragraph 1 above (the “Upfront Payment”) shall resolve any and all disputes related to the payment of the VYN202 Phase 2 Milestone under the Oral License Agreement upon Initiation of the Trial, and upon such execution and payment Tay covenants not to raise the issue further or initiate any proceedings regarding it.
4.For clarity, Tay reserves its rights with respect to payment of any other milestone under the Oral License Agreement, including without limitation with respect to any Phase 2 Clinical Trial of any Product other than the first Product comprising VYN202 for oral administration, and Tay’s acceptance of VYNE’s offer set forth herein and execution of the Amendment and payment of the Upfront Payment (if applicable) is solely in respect of the VYN202 Phase 2 Milestone and without prejudice to such rights.
5.Notwithstanding that this letter is marked ‘without prejudice’, following execution by the parties of the Amendment and payment by VYNE of the Upfront Payment it shall be treated as open communication between the parties.
6.VYNE represents and warrants that, other than the Trial, no Clinical Trial of VYN202 for oral administration is ongoing as at the date of this letter, and VYNE covenants that no such Clinical Trial will be initiated within ten (10) Business Days of the date of this letter.
7.All other terms of the Oral License Agreement remain unchanged.
8.This Amendment and all disputes arising out of or related to it or any breach hereof shall be governed by and construed under the laws of the England and Wales, without giving effect to any choice of law principles that would require the application of the laws of a different province or territory.
For the avoidance of doubt, in the event Tay does not accept the terms of the Amendment set forth herein, this letter does not constitute a waiver of any of Tay’s or VYNE’s rights under the Oral License Agreement or under applicable legal or equitable principles.
[continued on following page]

Sincerely,

/s/ Mutya Harsch
Mutya Harsch, Chief Legal Officer
VYNE Therapeutics Inc.

The Amendment is hereby agreed to and accepted by:
VYNE Therapeutics Inc.

By: /s/ David Domzalski
Name: David Domzalski
Title: Chief Executive Officer

The Amendment is hereby agreed to and accepted by:
Tay Therapeutics Limited

By: /s/ Christopher Andrew Woodland
Name: Christopher Andrew Woodland
Title: Chief Executive Officer